EXHIBIT 10.61


                               AMENDMENT NO. 1 TO
                          SECURITIES PURCHASE AGREEMENT


     THIS AMENDMENT NO. 1 TO THE SECURITIES PURCHASE AGREEMENT is made as of February 7, 2006 (this "Amendment"), by and among NS8 Corporation, a Delaware corporation (the "Company") and each of the Buyers listed on Schedule I of the Securities Purchase Agreement, dated as of November 14, 2005 (individually, a "Buyer" or collectively the "Buyers").

     WHEREAS, the Company has heretofore entered into the Securities Purchase Agreement, dated November 14, 2005 (the "Original Securities Purchase Agreement), with the Buyers;

     WHEREAS, the Original Securities Purchase Agreement provides that the provisions of the Original Securities Purchase Agreement may be waived or amended by an instrument in writing signed by the party to be charged with enforcement;

     WHEREAS, the Company and the Buyer desire to amend the Original Securities Purchase Agreement;

     NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

     Section  1.  Amendment  to  Section  1  of the Original Securities Purchase
     -----------  --------------------------------------------------------------
Agreement. The Company and the Buyers hereby agree that the last sentence of ---------- Section 1(a) is deleted in its entirety and replaced by the following:

1.     PURCHASE  AND  SALE  OF  CONVERTIBLE  DEBENTURES.
       ------------------------------------------------

(a)     Purchase  of  Convertible  Debentures.  Subject  to the satisfaction (or
        -------------------------------------
waiver) of the terms and conditions of this Agreement, each Buyer agrees, severally and not jointly, to purchase at each Closing and the Company agrees to sell and issue to each Buyer, severally and not jointly, at each Closing, Convertible Debentures in amounts corresponding with the Subscription Amount set forth opposite each Buyer's name on Schedule I hereto. Upon execution hereof by a Buyer, the Buyer shall wire transfer the Subscription Amount set forth opposite his name on Schedule I in same-day funds or a check payable to "Gallagher, Brody & Butler, as Escrow Agent for NS8 Corporation/Cornell Capital Partners, LP", which Subscription Amount shall be held in escrow pursuant to the terms of the Escrow Agreement (as hereinafter defined) and disbursed in accordance therewith.


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(b)     Closing  Date.  The  First  Closing  of  the  purchase  and  sale of the
        -------------
Convertible Debentures shall take place at 10:00 a.m. Eastern Standard Time on the fifth (5th) business day following the date hereof, subject to notification of satisfaction of the conditions to the First Closing set forth herein and in Sections 6 and 7 below (or such later date as is mutually agreed to by the Company and the Buyer(s)) (the "First Closing Date"), the Second Closing of the purchase and sale of the Convertible Debentures shall take place at 10:00 a.m. Eastern Standard Time two (2) business days prior to the date the Registration Statement is filed with the SEC, subject to notification of satisfaction of the conditions to the Second Closing set forth herein and in Sections 6 and 7 below (the "Second Closing Date") and the Third Closing of the purchase and sale of the Convertible Debentures shall take place at 10:00 a.m. Eastern Standard Time on the fifth (5th) business day following the date the Registration Statement is declared effective by the SEC, subject to notification of satisfaction of the conditions to the Third Closing set forth herein and in Sections 6 and 7 below (the "Third Closing Date") (collectively referred to a the "Closing Dates"). Closings shall occur on the respective Closing Dates at the offices of Yorkville Advisors, LLC, 101 Hudson Street, Suite 3700, Jersey City, New Jersey 07302 (or such other place as is mutually agreed to by the Company and the Buyer(s)).

(c)     Escrow Arrangements; Form of Payment.  Upon execution hereof by Buyer(s)
        ------------------------------------
and pending the Closings, the aggregate proceeds of the sale of the Convertible Debentures to Buyer(s) pursuant hereto shall be deposited in a non-interest bearing escrow account with Gallagher, Brody & Butler, as escrow agent (the "Escrow Agent"), pursuant to the terms of an escrow agreement between the Company, the Buyer(s) and the Escrow Agent in the form attached hereto as Exhibit B (the "Escrow Agreement"). Subject to the satisfaction of the terms and conditions of this Agreement, on the Closing Dates, (i) the Escrow Agent shall deliver to the Company in accordance with the terms of the Escrow Agreement such aggregate proceeds for the Convertible Debentures to be issued and sold to such Buyer(s) and (ii) the Company shall deliver to each Buyer, Convertible Debentures which such Buyer(s) is purchasing in amounts indicated opposite such Buyer's name on
Schedule  I,  duly  executed  on  behalf  of  the  Company.


     Section  2.  Governing  Law.  This  Amendment  shall  be  governed  by  and
     -----------  --------------
Interpreted in accordance with the laws of the State of New Jersey, without regard to principles of conflicts of law.

     Section  3.  References  to  the  Agreement.  Except  as  amended  by  the
     -----------  -------------------------------
Amendment, all other terms, conditions and covenants of the Original Securities Purchase Agreement are hereby confirmed by the parties hereto and remain unchanged and in full force and effect. From and after the date hereof, all references to the "Agreement" contained in the Original Securities Purchase Agreement, shall be deemed to be references to the Securities Purchase Agreement as amended by this Amendment.


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     Section  4.  Counterparts.  This  Amendment  may  be  executed  in separate
     -----------  -------------
counterparts, each of which, when executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.


                               NS8  CORPORATION



                               By:  /s/ Ricardo Rosado
                                    ------------------------------------
                                    Name:  Ricardo Rosado
                                    Title:  CFO


                               CORNELL  CAPITAL  PARTNERS,  LP
                               By:  Yorkville  Advisors,  LLC
                               Its:  General  Partner

                               By:  /s/ Mark  Angelo
                                    --------------------------------
                               Name:  Mark  Angelo
                               Title:  Portfolio  Manager


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